Exhibit (h)(122)

April 28, 2017

Mr. Douglas Laird

Janus Services LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Laird:

Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as is further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Services LLC (“Janus Services”). The purpose of the revision is to reflect the termination and liquidation of Janus Fund and Janus Twenty Fund, effective as of the close of business on April 28, 2017.

Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND

By:	/s/ Kathryn Santoro
Kathryn Santoro
Vice President, Chief Legal Counsel and Secretary

JANUS SERVICES LLC

By:	/s/ Douglas Laird
Douglas Laird
President

Funds distributed by Janus Distributors LLC.

Janus Capital Management LLC serves as an investment adviser.

Revised effective as of April 28, 2017

APPENDIX A

INTECH Emerging Markets Managed Volatility Fund

INTECH Global Income Managed Volatility Fund

INTECH International Managed Volatility Fund

INTECH U.S. Core Fund

INTECH U.S. Managed Volatility Fund

Janus Adaptive Global Allocation Fund

Janus Asia Equity Fund

Janus Balanced Fund

Janus Contrarian Fund

Janus Diversified Alternatives Fund

Janus Emerging Markets Fund

Janus Enterprise Fund

Janus Flexible Bond Fund

Janus Forty Fund

Janus Global Allocation Fund – Conservative

Janus Global Allocation Fund – Growth

Janus Global Allocation Fund - Moderate

Janus Global Bond Fund

Janus Global Life Sciences Fund

Janus Global Real Estate Fund

Janus Global Research Fund

Janus Global Select Fund

Janus Global Technology Fund

Janus Global Unconstrained Bond Fund

Janus Government Money Market Fund

Janus Growth and Income Fund

Janus High-Yield Fund

Janus Money Market Fund

Janus Multi-Sector Income Fund

Janus Overseas Fund

Janus Real Return Fund

Janus Research Fund

Janus Short-Term Bond Fund

Janus Triton Fund

Janus Venture Fund

Perkins Global Value Fund

Perkins International Value Fund

Perkins Large Cap Value Fund

Perkins Mid Cap Value Fund

Perkins Select Value Fund

Perkins Small Cap Value Fund

Perkins Value Plus Income Fund